UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2020

PROCACCIANTI HOTEL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-217578	81-3661609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 Reservoir Avenue

Cranston, Rhode Island 02920-6320

(Address of principal executive offices)

(401) 946-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☒

Item 1.01 Entry into a Material Definitive Agreement.

Hotel Acquisition

On February 27, 2020 (the “Closing”), Procaccianti Hotel REIT, Inc. (the “Company”), through Procaccianti Hotel REIT, L.P., the operating partnership of the Company (the “Partnership”), completed the acquisition of the membership interests in Gano Holdings, LLC (“Gano”) for a purchase price of $28.5 million (the “Purchase Price”). Gano owns 100% of the fee simple interest in a 137-room select-service Hilton Garden Inn hotel property located in Providence, Rhode Island (the “Property”). The Purchase Price was determined by two independent appraisals of the Property commissioned in May 2019 and September 2019. The Purchase Price, exclusive of closing costs and typical hotel closing date adjustments, was comprised of three components as follows: (a) a $10,281,855 cash payment, (b) the issuance of 128,124 Class K Units of limited partnership interests in the Partnership (“Class K OP Units”), valued at $10.00 per Class K OP Unit, and (c) the assumption of the existing debt balance on the Property (the “Existing Debt”) as evidenced by a promissory note and other loan documents. The cash portion of the acquisition was funded with net proceeds from the Company’s public offering. Individuals with direct or indirect interests in the seller (as defined herein) of the Property who are direct or indirect owners of Procaccianti Companies, Inc. (the “Sponsor”), the sponsor of the Company, and Procaccianti Hotel Advisors, LLC (the “Advisor”), the external advisor to the Company, received only Class K OP Units and no cash as consideration.

The Procaccianti Group, LLC (“Procaccianti Group”), an affiliate of the Sponsor, had the right to purchase the membership interests in Gano pursuant to that certain Membership Interest Purchase Agreement by and among Procaccianti Group, as buyer, and TPG DP JV, LLC, ETJ Gano Holdings, Inc., PRJA Gano Holdings, LLC, EHI Gano Holdings, Inc. and TPG DP Investors, LLC, collectively as seller (“Seller”), dated as of January 14, 2020 (as amended, the “MIPA”). The Seller entities are affiliated with the Sponsor, and some are controlled by certain members of the investment committee members of the Advisor. On February 27, 2020, Procaccianti Group assigned, and the Partnership assumed, Procaccianti Group’s right, title and interest in and under the MIPA (the “Assignment”), pursuant to that certain Assignment of Membership Interest Purchase Agreement, by and between Procaccianti Group and the Partnership (the “Assignment Agreement”), giving the Partnership the right to acquire the membership interests of Gano for the Purchase Price.

At the Closing, the Lender increased the loan by $2,000,000 to provide additional capital for the acquisition of the Property (as assumed and increased, the “Loan”). The Loan is collateralized by the Property, has an outstanding principal amount of approximately $16.9 million and bears interest at a fixed rate of 4.25% per annum. The Loan matures on May 15, 2025 (the “Maturity Date”). The Loan provides for interest only monthly payments for 35 months, with payments based on a 30-year amortization schedule thereafter. The Loan may be prepaid at any time with 15 days’ prior notice, subject to a declining prepayment premium ranging from 2.0% - 0.5% of the outstanding loan balance, depending on the year of prepayment, as more fully described in the loan agreement. The loan agreements contain affirmative covenants, negative covenants and events of default.

In connection with the acquisition, because the Company is prohibited from operating hotels pursuant to certain tax laws relating to its qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended, the Property was leased to PHR Gano OPCO Sub, LLC (the “Lessee”), a single purpose entity 100% owned by Hotel Manager TRS II, LLC, a taxable REIT subsidiary of the Company, pursuant to that certain Hotel Lease between Gano and the Lessee dated as of February 27, 2020 (the “Lease”).

In connection with the acquisition of the Property, the Company incurred an acquisition fee payable to the Advisor of approximately $441,370 or 1.5% of the Gross Contract Purchase Price (as defined in the Company’s prospectus), which will be deferred until the occurrence of a liquidation event of the Company and is subordinate to certain stockholders’ returns.

The foregoing descriptions of the Assignment Agreement, MIPA, Loan documents and Lease are only summaries and are qualified in their entirety by reference to the complete text of the Assignment Agreement, MIPA and Loan documents, which are attached as Exhibits 10.1, 10.2 – 10.5, 10.6 – 10.10, and 10.11 respectively, to this Current Report on Form 8-K.

Hotel Management Agreement

On February 27, 2020, the Lessee entered into a hotel management agreement (the “Hotel Management Agreement”) with Gano Hotel Manager, LLC (“Hotel Manager”), an affiliate of the Advisor, to manage the Property.

Under the Hotel Management Agreement, Hotel Manager operates and manages the Property. Hotel Manager will provide all property management, financial accounting, reporting, marketing, and other operational services for the Property, and employees for operating the hotel. Hotel Manager must generally maintain the Property in good operating condition. Hotel

Manager must operate the Property in accordance with the national franchise agreement that covers the hotel, which includes using franchisor sales and reservation systems.

The Hotel Management Agreement generally requires the Lessee to fund budgeted capital expenditures and operating expenses, except those expenses not related to the operation of the hotel. The Lessee is responsible for obtaining and maintaining insurance policies with respect to the hotel, except for insurance relating to employment matters, which is provided by Hotel Manager.

Hotel Manager will receive a hotel management fee each fiscal year with respect to the Property equal to 3% of total operating revenues of the Property (which exclude the gross receipts of any licensees, lessees and concessionaires) paid on a monthly basis, in addition to certain expense and centralized services costs reimbursements. The Hotel Management Agreement has an initial term of 5 years, with four automatic one-year renewals, unless otherwise terminated in accordance with the Hotel Management Agreement.

The Hotel Management Agreement was approved by a majority of the Company’s board of directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive, and commercially reasonable and no less favorable to the Company than a comparable Hotel Management Agreement between unaffiliated parties under the same circumstances.

All rights of Gano, the Lessee, and Hotel Manager under the Hotel Management Agreement are subordinated to the lien of the mortgage on the Property and all other rights of the Lender under the Loan documents pursuant to a certain Tri-Party Agreement.

The foregoing descriptions of the Hotel Management Agreement and Tri-Party Agreement are only summaries and are qualified in its entirety by reference to the complete text of the Hotel Management Agreement and Tri-Party Agreement, which are attached as Exhibit 10.12 and Exhibit 10.13, respectively, to this Current Report on Form 8-K.

Amended and Restated Operating Partnership Agreement

In connection with the Assignment, effective February 27, 2020, the Company, as general partner of the Partnership, Procaccianti Hotel REIT, LP, LLC and certain principals and affiliates of the Sponsor that were issued Class K OP Units (as described in Item 1.01 herein) entered into an Amended and Restated Agreement of Limited Partnership of Procaccianti Hotel REIT, L.P. (the “Amended and Restated Operating Partnership Agreement”). Below is a summary of the material terms of the Amended and Restated Operating Partnership Agreement:

Partnership interests in the Partnership are divided into “units.” The Partnership has various classes of units: general partnership units, limited partnership common units, subdivided further into classes corresponding to the Company’s classes of capital stock: Class A limited partnership units (“Class A OP Units”), Class K OP Units, Class K-I limited partnership units (“Class K-I OP Units”), Class K-T limited partnership units (“Class K-T OP Units”) and Class B limited partnership units (“Class B OP Units”). General partnership units represent an interest as a general partner in the Partnership and the Company, as general partner, will hold all such units.

For each limited partnership common unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of limited partnership units will not be obligated to make additional capital contributions to the Partnership. Further, such holders will not have the right to make additional capital contributions to the Partnership or to purchase additional limited partnership units without the Company’s consent as general partner.

Limited partners do not have the right to participate in the management of the Partnership. Limited partners who do not participate in the management of the Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the Partnership beyond the amount of their capital contributions. The Company, however, as the general partner of the Partnership, is liable for any unpaid debts and liabilities. The voting rights of the limited partners are generally limited to approval of specific types of amendments to the Amended and Restated Operating Partnership Agreement. With respect to such amendments, each class of limited partnership common unit has one vote. Further, the limited partners have no right to remove the Company as the general partner.

Under certain circumstances, holders of limited partnership units of any class may be restricted from transferring their interests without the consent of the general partner. After owning a limited partnership common unit for one year, limited partnership common unitholders generally may, subject to certain restrictions, exchange limited partnership units for the cash value of a corresponding number of units of the Company’s common stock or, at the Company’s option, a corresponding number of units of the Company’s common stock, which may be accelerated in certain extraordinary transactions described in the Amended and Restated Operating Partnership Agreement.

The Amended and Restated Partnership Agreement specifies the manner in which distributions from the Partnership will be made to partners and accrue under the Amended and Restated Partnership Agreement. Holders of Class K OP Units, Class K-I OP Units and Class K-T OP Units are generally entitled to receive payment distributions prior to the holders of any other class of limited partnership units. Distributions accrue automatically with respect to Class K OP Units, Class K-I OP Units and Class K-T OP Units at the same rate as under the Company’s charter with respect to the corresponding common share classes. In general, the priority of distributions in the Amended and Restated Partnership Agreement reflects the same priority as in the Company’s charter with respect to the corresponding common shares.

The foregoing description of the Amended and Restated Partnership Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Amended and Restated Partnership Agreement, which is attached as Exhibit 10.14 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The Class K OP Units issued to certain principals and affiliates of the Sponsor on February 27, 2020, as described in Item 1.01 of this Current Report, were issued as consideration in the Company’s acquisition of the Property. Such Class K OP Units were issued in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. The Class K OP Units are exchangeable for cash, or at the election of the Company, into shares of common stock of the Company on a one-for-one basis, subject to the terms of the Amended and Restated Partnership Agreement. The information set forth under Item 1.01 of this Current Report relating to the Class K OP Units is hereby incorporated by reference into this Item 3.02.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial Statements.

It is impracticable to provide the required financial statements at this time. The Company hereby confirms that such financial statements, to the extent required, will be filed as an amendment to this Current Report no later than 71 days after the deadline for filing this Current Report.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

Exhibit No.	Description
10.1	Assignment of Membership Interest Purchase Agreement, dated as of February 27, 2020, by and between The Procaccianti Group, LLC, as assignor, and Procaccianti Hotel REIT, L.P., as assignee.
10.2	Membership Interest Purchase Agreement, dated as of January 14, 2020, by, between and among TPG DP JV, LLC, ETJ Gano Holdings, Inc., PRJA Gano Holdings, LLC, and EHI Gano Holdings, Inc., as Sellers, and the Procaccianti Group, LLC, as Purchaser.
10.3	First Amendment to Membership Interest Purchase Agreement, dated as of February 12, 2020, by, between and among TPG DP JV, LLC, ETJ Gano Holdings, Inc., PRJA Gano Holdings, LLC, and EHI Gano Holdings, Inc., as Sellers, and the Procaccianti Group, LLC, as Purchaser.

10.4	Second Amendment to Membership Interest Purchase Agreement, dated as of February 20, 2020, by, between and among TPG DP JV, LLC, ETJ Gano Holdings, Inc., PRJA Gano Holdings, LLC, and EHI Gano Holdings, Inc., as Sellers, and the Procaccianti Group, LLC, as Purchaser.
10.5	Third Amendment to Membership Interest Purchase Agreement, dated as of February 27, 2020, by and between TPG DP JV, LLC, ETJ Gano Holdings, Inc., PRJA Gano Holdings, LLC, EHI Gano Holdings, Inc. and TPG DP Investors, Inc., as Sellers, and the Procaccianti Group, LLC, as Purchaser.
10.6	Omnibus Amendment, Assignment, Assumption, Release and Reaffirmation Agreement, made as of February 27, 2020, between and among Gano Holdings, LLC, as Borrower, Hotel Manager Gano Opco Sub, LLC, Procaccianti Hotel REIT, Inc., and James A. Procaccianti, and East Boston Savings Bank.
10.7	Amended and Restated Commercial Real Estate Promissory Note, as of February 27, 2020, made by Gano Holdings, LLC and payable to East Boston Savings bank.
10.8	Collateral Assignment and Security Agreement in respect of Contracts, Licenses and Permits, effective as of February 27, 2020, by and between Gano Holdings, LLC, and East Boston Savings Bank.
10.9	Collateral Assignment and Security Agreement in respect of Contracts, Licenses and Permits, effective as of February 27, 2020, by and between Hotel Manager Gano Opco Sub, LLC and Gano Holdings, LLC.
10.10	Third Amendment to (i) Open-End Mortgage, Security Agreement and Assignment to Secure Present and Future Loans Under Chapter 25 of Title 34 of the General Laws of the State of Rhode Island and (ii) Assignment of Borrower’s Interests in Leases, Rents and Profits granted to East Boston Savings Bank, as Mortgagee, by Gano Holdings, LLC, as Mortgagor.
10.11	Hotel Lease between Gano Holdings, LLC, as Landlord, and PHR Gano Opco Sub, LLC, as Tenant, dated February 27, 2020.
10.12	Hotel Management Agreement between PHR Gano Opco Sub, LLC and Gano Hotel Manager, LLC, made as of February 27, 2020.
10.13	Tri-Party Agreement by Gano Holdings, LLC, as Owner, PHR Gano Opco Sub, LLC, as Tenant, Gano Hotel Manager, LLC, as Operator and East Boston Savings Bank, as Lender.
10.14	Amended and Restated Agreement of Limited Partnership of Procaccianti Hotel REIT, L.P., dated as of February 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PROCACCIANTI HOTEL REIT, INC.

Date: March 3, 2020	By:	/s/ Gregory Vickowski
Gregory Vickowski
Chief Financial Officer